Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of January 18, 2017, between

Fidelity Management & Research Company

and

FMR Investment Management (UK) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date	Annual Sub-Advisory Fee Rate (bp) 0.5 x (individual fund fee rate + group fee rate)
Fidelity Concord Street Trust	Fidelity Large Cap Stock K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Mid-Cap Stock K6 Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Small Cap Stock K6 Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)
Fidelity Contrafund	Fidelity Contrafund K6	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Equity-Income K6 Fund	Equity	03/06/2019	0.5 x (20 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Mid Cap Value K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Investment Trust	Fidelity Diversified International K6 Fund	Equity	01/18/2017	0.5 x (42.4 bp + group fee rate)
Fidelity Investment Trust	Fidelity International Capital Appreciation K6 Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity International Discovery K6 Fund	Equity	03/06/2019	0.5 x (42.4 bp + group fee rate)
Fidelity Magellan Fund	Fidelity Magellan K6 Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Growth Company K6 Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Growth Strategies K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Balanced K6 Fund	Equity	03/06/2019	0.5 x (15 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Low-Priced Stock K6 Fund	Equity	01/18/2017	0.5 x (35 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Puritan K6 Fund	Equity	03/06/2019	0.5 x (15 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Value Discovery K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Blue Chip Growth K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity OTC K6 Portfolio	Equity	03/06/2019	0.5 x (35 bp + group fee rate)
Fidelity Securities Fund	Fidelity Small Cap Growth K6 Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)

Agreed and Accepted as of March 6, 2019

Fidelity Management & Research Company	FMR Investment Management (UK) Limited

By: /s/Christopher J. Rimmer	By: /s/Mark D. Flaherty
Name: Christopher J. Rimmer	Name: Mark D. Flaherty
Title: Treasurer	Title: Treasurer